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                                                                    EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-110944) of Belden CDT Inc. (formerly Cable Design Technologies Corporation) for the registration of $110,000,000 of its convertible subordinated debentures, the Registration Statements (Form S-8) of Belden CDT Inc. (formerly Cable Design Technologies) pertaining to the Cable Design Technologies Corporation Long-Term Performance Incentive Plan (No. 33-73272), the Cable Design Technologies Corporation Supplemental Long-Term Performance Incentive Plan (No. 333-2450), the Cable Design Technologies Corporation 1999 Long-Term Performance Incentive Plan (No. 333-80229), and the Cable Design Technologies Corporation 2001 Long-Term Performance Incentive Plan (No. 333-73790) and the Registration Statements (Form S-8) of Belden CDT Inc. pertaining to the Belden Inc. Long-Term Incentive Plan (No. 33-83154, No. 333-74923, and No. 333-51088), the Belden Inc. 2003 Long-Term Incentive Plan (No. 333-107241), and the Belden Wire & Cable Company Retirement Savings Plan (No. 333-111297); and the Registration Statement (Form S-8 No. 333-117906) of Belden CDT Inc. pertaining to the foregoing three plans (the Belden Inc. Long-Term Incentive Plan, the Belden Inc. 2003 Long-Term Incentive Plan, and the Belden Wire & Cable Company Retirement Savings Plan) of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Belden CDT Inc., Belden CDT Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Belden CDT Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLP
St. Louis, Missouri
March 29, 2005